EXHIBIT 10.5

NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”), is made and effective as of _____________________________ (the “Grant Date”), by and between Sunair Electronics, Inc., a Florida corporation (“Sunair”), and ________________________ (“Participant”).

W I T N E S S E T H:

     WHEREAS, Sunair is desirous of increasing the incentive of Participant whose contributions are important to the continued success of Sunair;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, Sunair hereby grants Participant options to purchase shares of Common Stock of Sunair pursuant to the Sunair Electronics, Inc. 2004 Stock Incentive Plan (“Plan”), upon the following terms and conditions. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan. A copy of the Plan will be provided to Participant upon request.

1. GRANT OF OPTION

     Subject to the terms and conditions of this Agreement and the Plan, Sunair hereby grants to Participant an option (“Option”) to purchase an aggregate of _____________ ( ____________ ) shares (“Option Shares”) of Sunair’s Common Stock. This Option is a non-qualified stock option and is not intended to qualify as an “incentive stock option” under Code Section 422.

2. EXERCISE PRICE

     The Exercise Price of this Option shall be $______ per Option Share.

3. TERM AND VESTING OF OPTION

     (a) Option Period. Subject to the provisions of this Section 3 hereof and the Plan, this Option shall terminate and all rights to purchase shares hereunder shall cease on the ___ anniversary of the Grant Date.

     (b) Vesting and Exercisability. Subject to the provisions of Section 5 hereof, this Option shall become vested and exercisable as follows: ____________________ .

4. MANNER OF EXERCISE AND PAYMENT

     This Option may be exercised to the extent vested as provided in Section 3, and in accordance with Section 6(g) of the Plan.

5. TERMINATION OF EMPLOYMENT

     (a) General. Except as otherwise set forth in this Section 5, and Section 6(i) of the Plan, upon Participant’s termination of employment or other service with the Company, other than by reason of Cause or Participant’s Disability, Death or Retirement, this Option shall expire ____ days following the last day of Participant’s employment or service with the Company.

     (b) Cause. In the event Participant’s employment or service with the Company is terminated for Cause, this Option shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for termination of employment by the Company for Cause.

     (c) Death. If Participant dies while in the employment or service of the Company, or if Participant dies within ____ of a termination of Participant’s employment or service with the Company for reason other than Cause, the Participant’s estate or the devisee named in Participant’s valid last will and testament or Participant’s heir at law who inherits this Option (whichever is applicable) has the right, at any time within a period not to exceed ____ after the date of Participant’s death and prior to termination of this Option pursuant to its terms, to exercise, in whole or in part, any vested portion of this Option held by Participant at the date of Participant’s death.

     (d) Disability. If Participant’s termination of employment or service with the Company is by reason of a Disability of Participant, Participant shall have the right at any time within a period not to exceed ____ after such termination and prior to termination of this Option pursuant to its terms, to exercise, in whole or in part, any vested portion of this Option held by Participant at the date of such termination; provided, however, that if Participant dies within such period, any vested portion of this Option held by Participant upon death shall be exercisable by Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed ____ after Participant’s death and prior to the termination of this Option pursuant to its terms.

     (e) Retirement. If Participant’s termination of employment or service is by reason of Retirement, Participant shall have the right at any time within a period not to exceed ____ from the date of such termination, and prior to the termination of this Option pursuant to its terms to exercise, in whole or in part, any vested portion of this Option held by Participant at the date of such termination; provided, however, that, if Participant dies within such exercise period, any vested portion of this Option held by Participant upon death shall be exercisable by Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed ____ after Participant’s death and prior to the termination of the Option pursuant to its terms.

     (f) Without Cause. In the event Participant’s employment or service with the Company is terminated without Cause, this Option shall be deemed to be fully vested and shall become exercisable on the last day of Participant’s employment or service with the Company, and Participant shall have the right at any time within a period not to exceed ____ after such termination without Cause and prior to termination of this Option pursuant to its terms, to exercise, in whole or in part, the remaining Option Shares.

6. MISCELLANEOUS

     (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Florida, without application to the principles of conflict of laws.

     (c) Binding Nature of Agreement; Transferability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. This Agreement shall not be assignable or transferable by Participant other than by will or the laws of descent and distribution.

     (d) Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     (e) Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     (f) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

     (g) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

     (h) Entire Agreement; Amendments. This Agreement, including the Plan and any other documents and exhibits referred to herein, constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

     (i) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and thereof strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to the rules and regulations promulgated thereunder, unless the context requires otherwise. If any provision of this Agreement conflicts with the terms of the Plan, the Plan shall govern.

     (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

(Signature Page Follows)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SUNAIR ELECTRONICS, INC.
By:	/s/
Name:
Title:

PARTICIPANT: Name: ________________________________________________ Address: ________________________________________________ ________________________________________________

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